Exhibit 99.1

Quanterix Releases Financial Results for the First Quarter of 2024

BILLERICA, Mass. – May 7, 2024 - Quanterix Corporation (NASDAQ: QTRX), a company fueling scientific discovery through ultrasensitive biomarker detection, today announced financial results for the first quarter ended March 31, 2024.

“Building on the foundation our team developed last year, Quanterix is entering a new innovation and product delivery phase,” said Masoud Toloue, Chief Executive Officer of Quanterix. “We’ve announced the first of several new assays that could re-define the way Tau is measured, from the brain versus peripheral sources. We will continue to lead in bringing novel biomarker detection solutions to market for the research community; developing tests to study and enable the early detection of neuro-pathologies such as Multiple Sclerosis, Parkinson’s, and Alzheimer’s disease.”

First Quarter Financial Highlights

●	Revenue of $32.1 million, an increase of 12.7% compared to $28.5 million in the prior year period.
●	GAAP gross margin of 61.2%, an increase of approximately 170 basis points compared to the prior year period and non-GAAP gross margin of 54.5%, an increase of approximately 140 basis points compared to the prior year period.
●	Net loss of $10.1 million, an increase of $4.0 million compared to the corresponding prior year period.
●	Net cash usage in the quarter was $19.4 million, and the Company ended the period with $304.5 million of cash, cash equivalents, marketable securities, and restricted cash.

Operational and Business Highlights

●	The Company continues to execute against its transformation initiatives, successfully commercializing five new assays in the quarter.
●	The Company announced its Simoa® phospho-Tau 217 (P-tau217) blood test was granted Breakthrough Device designation by the U.S. Food and Drug Administration (FDA) as an aid in diagnostic evaluation of Alzheimer’s Disease. The FDA’s Breakthrough Device designation is granted to products that have the potential to offer more effective diagnosis of life-threatening diseases with an unmet medical need.
●	Eli Lilly Clinical Diagnostics Laboratory launched CertuitAD, an in vitro immunoassay that measures plasma tau protein fragments phosphorylated at threonine 217 (P-tau217), using the Quanterix SP-X Imaging and Analysis System™. CertuitAD is intended to be used in patients aged 60 years and older who present with cognitive impairment and who are being evaluated for Alzheimer's disease (AD) and other causes of cognitive decline. CertuitAD is a laboratory developed test (LDT) and is not intended to be used as a screening or stand-alone diagnostic test and is not intended for therapeutic monitoring.

2024 Full Year Business Outlook

The Company’s 2024 financial guidance is unchanged. Management continues to expect full-year 2024 revenue in the range of $139 to $144 million. This guide is for the Company’s research-only business, and does not include revenues from Diagnostics testing, which to date have not been material. GAAP gross margin percentage is expected to be in the range of 57-61%, and non-GAAP gross margin percentage is expected to be in the range of 51-55%. Finally, the Company continues to anticipate 2024 cash usage in the range of $25 to $30 million.

For additional information on the non-GAAP financial measures included in this press release, please see “Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Conference Call

In conjunction with this announcement, the Company will host a conference call on May 08, 2024 at 8:30 a.m. E.T. Click here to pre-register for the conference call and obtain your dial-in number and passcode.

Interested investors can also listen to the live webcast from the Event Details page in the Investors section of the Quanterix website at http://www.quanterix.com. An archived webcast replay will be available on the Company’s website for one year.

Financial Highlights

Quanterix Corporation

Consolidated Statements of Operations

(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Revenues:
Product revenue	$19,670	$19,287
Service and other revenue	11,967	8,579
Collaboration and license revenue	155	368
Grant revenue	274	222
Total revenues	32,066	28,456
Costs of goods sold and services:
Cost of product revenue	7,145	7,033
Cost of service and other revenue	5,295	4,497
Total costs of goods sold and services	12,440	11,530
Gross profit	19,626	16,926
Operating expenses:
Research and development	6,675	4,720
Selling, general, and administrative	25,993	20,850
Other lease costs	924	776
Total operating expenses	33,592	26,346
Loss from operations	(13,966)	(9,420)
Interest income, net	3,948	3,449
Other income, net	206	8
Loss before income taxes	(9,812)	(5,963)
Income tax expense	(260)	(140)
Net loss	$(10,072)	$(6,103)

Net loss per common share, basic and diluted	$(0.26)	$(0.16)

Weighted-average common shares outstanding, basic and diluted	38,126	37,327

Quanterix Corporation

Consolidated Balance Sheets

(Unaudited and in thousands)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$45,281	$174,422
Marketable securities	256,640	146,902
Accounts receivable	29,276	25,414
Inventory	26,015	22,365
Prepaid expenses and other current assets	9,551	9,291
Total current assets	366,763	378,394
Restricted cash	2,605	2,604
Property and equipment, net	17,492	17,926
Intangible assets, net	5,339	6,034
Operating lease right-of-use assets	17,748	18,251
Other non-current assets	1,802	1,802
Total assets	$411,749	$425,011
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,914	$5,048
Accrued compensation and benefits	6,706	13,659
Accrued expenses and other current liabilities	7,021	6,041
Deferred revenue	10,234	9,468
Operating lease liabilities	4,366	4,241
Total current liabilities	32,241	38,457
Deferred revenue, net of current portion	933	1,227
Operating lease liabilities, net of current portion	36,084	37,223
Other non-current liabilities	1,053	1,177
Total liabilities	70,311	78,084
Total stockholders’ equity	341,438	346,927
Total liabilities and stockholders’ equity	$411,749	$425,011

Quanterix Corporation

Consolidated Statements of Cash Flows

(Unaudited and in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(10,072)	$(6,103)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	1,523	1,439
Credit losses on accounts receivable	176	178
Accretion of marketable securities	(1,657)	—
Operating lease right-of-use asset amortization	478	334
Stock-based compensation expense	5,265	3,902
Other operating activity	55	270
Changes in assets and liabilities:
Accounts receivable	(4,233)	(3,741)
Inventory	(3,670)	(89)
Prepaid expenses and other current assets	(254)	(422)
Other non-current assets	(21)	(33)
Accounts payable	(1,122)	(1,271)
Accrued compensation and benefits, accrued expenses, and other current liabilities	(6,126)	(5,983)
Deferred revenue	472	2,041
Operating lease liabilities	(988)	179
Other non-current liabilities	10	(203)
Net cash used in operating activities	(20,164)	(9,502)
Cash flows from investing activities:
Purchases of marketable securities	(137,889)	—
Proceeds from maturities of marketable securities	29,200	—
Purchases of property and equipment	(506)	(136)
Net cash used in investing activities	(109,195)	(136)
Cash flows from financing activities:
Proceeds from common stock issued under stock plans	2,037	564
Payments for employee taxes withheld on stock-based compensation awards	(1,438)	(13)
Net cash provided by financing activities	599	551
Net decrease in cash, cash equivalents, and restricted cash	(128,760)	(9,087)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(380)	24
Cash, cash equivalents, and restricted cash at beginning of period	177,026	341,337
Cash, cash equivalents, and restricted cash at end of period	$47,886	$332,274

Use of Non-GAAP Financial Measures

To supplement our financial statements presented on a U.S. GAAP basis, we present non-GAAP gross profit, non-GAAP gross margin, non-GAAP total operating expenses, and non-GAAP loss from operations, which are calculated by including shipping and handling costs for product sales within cost of goods sold instead of within selling, general, and administrative expenses. Management uses these non-GAAP measures to evaluate our operating performance in a manner that allows for meaningful period-to-period comparison and analysis of trends in our business and our competitors. Management believes that presentation of these non-GAAP measures provides useful information to investors in assessing our operating performance within our industry and in order to allow comparability to the presentation of other companies in our industry where shipping and handling costs are included in cost of goods sold for products. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, the financial information presented in accordance with U.S. GAAP. Set forth below is a reconciliation of non-GAAP gross profit, non-GAAP gross margin, non-GAAP total operating expenses, and non-GAAP loss from operations to their most directly comparable GAAP financial measures.

Reconciliation of GAAP to Non-GAAP Financial Measures

Quanterix Corporation

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(Unaudited and in thousands, except percentages)

	Three Months Ended March 31,
	2024	2023
GAAP gross profit	$19,626	$16,926
Shipping and handling costs (1)	(2,142)	(1,829)
Non-GAAP gross profit	$17,484	$15,097

GAAP revenue	$32,066	$28,456
GAAP gross margin (gross profit as % of revenue)	61.2%	59.5%
Non-GAAP gross margin (non-GAAP gross profit as % of revenue)	54.5%	53.1%

GAAP total operating expenses	$33,592	$26,346
Shipping and handling costs (1)	(2,142)	(1,829)
Non-GAAP total operating expenses	$31,450	$24,517

GAAP loss from operations	$(13,966)	$(9,420)
Non-GAAP loss from operations	$(13,966)	$(9,420)

(1)	Shipping and handling costs, which include freight and other activities costs associated with product shipments, are captured within operating expenses in our consolidated statements of operations. During the three months ended March 31, 2024 and 2023, we incurred $2.1 million and $1.8 million, respectively, of shipping and handling costs recorded within operating expenses.

About Quanterix

From discovery to diagnostics, Quanterix’s ultrasensitive biomarker detection is driving breakthroughs only made possible through its unparalleled sensitivity and flexibility. The Company’s Simoa technology has delivered the gold standard for earlier biomarker detection in blood, serum or plasma, with the ability to quantify proteins that are far lower than the Level of Quantification of conventional analog methods. Its industry-leading precision instruments, digital immunoassay technology and CLIA-certified Accelerator laboratory have supported research that advances disease understanding and management in neurology, oncology, immunology, cardiology and infectious disease. Quanterix has been a trusted partner of the scientific community for nearly two decades, powering research published in more than 2,900 peer-reviewed journals. Find additional information about the Billerica, Massachusetts-based company at https://www.quanterix.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements

Quanterix’s current financial results, as discussed in this press release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements about Quanterix’s financial performance, including statements under the header “2024 Full Year Business Outlook” set forth above, and are subject to a number of risks, uncertainties and assumptions. Forward-looking statements in this press release are based on Quanterix’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’s actual results to differ from those expressed or implied in the forward-looking statements in this press release include, but are not limited to, those described in our periodic reports filed with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contacts

Media:

PAN Communications

Maya Nimnicht
510-334-6273

quanterix@pancomm.com

Investor Relations:

Francis Pruell, Quanterix

(508)-789-1725

ir@quanterix.com